Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2008, accompanying the consolidated financial statements and regarding the effectiveness of internal control over financial reporting included in the Annual Report of StellarOne Corporation on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statement of StellarOne Corporation on Form S-4 (File No. 333-146249, effective on December 28, 2007).

/s/ GRANT THORNTON LLP

Raleigh, North Carolina

March 13, 2008